Exhibit 99.1

News Release

Contact
Investors	Ed Kiker	904-357-9186
Media	Russell Schweiss	904-357-9158

For release at 8 a.m. EDT

Rayonier Reports First Quarter Results

JACKSONVILLE, FL, April 29, 2014 - Rayonier (NYSE:RYN) today reported first quarter net income attributable to Rayonier of $43 million, or 34 cents per share, compared to $148 million, or $1.13 per share, in the prior year period.
The 2014 first quarter results included $3 million in costs, net of tax, related to the planned separation of the Performance Fibers business from the Forest Resources and Real Estate businesses. Excluding this item, 2014 first quarter pro forma net income1 was $46 million, or 36 cents per share. For the comparable 2013 period, pro forma net income was $103 million, or 79 cents per share, excluding income from discontinued operations of $45 million, or 34 cents per share, from the sale of the Wood Products business.
The following table summarizes the current quarter and comparable prior period results:

	Three Months Ended
(millions of dollars, except earnings per share (EPS))	March 31, 2014		March 31, 2013
	$	EPS	$	EPS
Net income attributable to Rayonier	$43	$0.34	$148	$1.13
Separation costs, net	3	0.02	—	—
Discontinued operations, net	—	—	(45)	(0.34)
Pro forma net income	$46	$0.36	$103	$0.79
Cash provided by operating activities was $99 million compared to $90 million in the first quarter 2013. Cash available for distribution (CAD)2 was $72 million versus $67 million in 2013.
“While first quarter results were affected by the timing of cellulose specialties sales volumes and real estate closings, we are pleased with Forest Resources' strong results and the significant progress made on key strategic initiatives,” said Paul G. Boynton, Chairman, President and CEO.

“In Forest Resources, we took advantage of strong export markets in the Pacific Northwest and New Zealand and realized higher timber prices in the South. In Performance Fibers, we successfully qualified production from the converted line with major cellulose specialties customers. We have also made considerable progress toward the separation of this business which remains on target for mid-year,” added Boynton.

1301 Riverplace Boulevard, Jacksonville, FL 32207 904-357-9100

Exhibit 99.1

Forest Resources
Sales of $105 million and operating income of $28 million increased $48 million and $14 million, respectively, from the prior year period. In the Atlantic and Gulf regions, timber prices increased due to improved sawlog demand and weather-related supply limitations. In the Northern region, strong China demand drove prices and volumes higher. Our New Zealand joint venture (JV) also benefited from the higher China demand.
Real Estate
Sales of $6 million and operating income of $1 million decreased $19 million and $16 million, respectively, from the prior year period primarily due to lower non-strategic volumes, as planned, the timing of closings and lower traffic due to inclement weather. The first quarter of 2013 included a 5,400 acre non-strategic sale in our Northern region at $3,673 per acre. Also, in 2014, slightly higher rural HBU prices and volumes were partially offset by lower development HBU prices and volumes.
Performance Fibers
Sales of $242 million and operating income of $49 million decreased $42 million and $43 million, respectively, from the prior year period. Cellulose specialties sales volumes declined as the planned extended annual outage for the Jesup mill and production issues during the first quarter 2014 reduced customer shipments. Operating results were also negatively impacted by previously announced lower cellulose specialties prices, higher wood and energy costs due to weather conditions, and increased manufacturing costs due to the shift away from absorbent materials and into cellulose specialties and commodity viscose.
Other Items
Corporate and other operating expenses of $9 million, excluding separation costs of $3 million, were $3 million above the prior year period which benefited from a $2 million foreign currency gain.
Interest and other expenses of $14 million were $6 million above the prior year period primarily due to lower capitalized interest related to the CSE project and higher debt levels associated with the consolidation of our New Zealand JV.
The first quarter effective tax rate from continuing operations before discrete items was 17.9 percent compared to 23.4 percent in 2013. The lower tax rate was due to proportionately higher earnings from REIT operations in 2014. Including discrete items, the first quarter effective tax rate from continuing operations was 15.2 percent versus 4.1 percent in the first quarter of 2013, which benefited from a $19 million tax credit from the exchange of the alternative fuel mixture credit for the cellulosic biofuel producer credit.
Separation
The Company is on track to complete the separation of its Performance Fibers business, which will be named Rayonier Advanced Materials, by mid-2014. It anticipates that it will receive a private letter ruling from the Internal Revenue Service confirming the tax-free nature of the separation. Additionally, the Company is progressing well in the registration process with the Securities and Exchange Commission. Estimates for normalized annual corporate expenses for Rayonier and Rayonier Advanced Materials are $20 million and $25 million, respectively.
Outlook
“With improving demand, Forest Resources had an excellent first quarter and we expect strong full-year results well above the prior year. In Real Estate, we expect 2014 results will be comparable to 2013. In Performance Fibers, with the higher costs experienced in the first quarter, we anticipate full-year results will be at the low end of our earlier estimated range,” noted Boynton.

“We are pleased with our progress toward separation of the Performance Fibers business, and are excited about the prospects for these two separate businesses. We are confident that the separation will create two industry-leading public companies with significant long-term growth opportunities,” concluded Boynton.

1301 Riverplace Boulevard, Jacksonville, FL 32207 904-357-9100

Exhibit 99.1

Further Information
A conference call will be held on Tuesday, April 29, 2014 at 10 a.m. EDT to discuss these results. Presentation materials and access to the live webcast will be available at www.rayonier.com. Investors may also choose to access the conference call by dialing (888) 989-7543, password: Rayonier. A replay of this webcast will be available on the Company's website shortly after the call. Complimentary copies of Rayonier press releases and other financial documents are also available by calling 1-800-RYN-7611.
1 Pro forma net income is a non-GAAP measure which is defined and reconciled to GAAP in the attached exhibits.
2 CAD is a non-GAAP measure defined and reconciled to GAAP in the attached exhibits.
Rayonier is a leading international forest products company with three core businesses: Forest Resources, Real Estate and Performance Fibers. The company owns, leases or manages 2.6 million acres of timber and land in the United States and New Zealand. The company's holdings include approximately 200,000 acres with residential and commercial development potential along the Interstate 95 corridor between Savannah, GA and Daytona Beach, FL. Its Performance Fibers business is one of the world's leading producers of high-value specialty cellulose fibers, which are used in products such as filters, pharmaceuticals and LCD screens. Approximately 50 percent of the company's sales are outside the U.S. to customers in approximately 20 countries. Rayonier is structured as a real estate investment trust. More information is available at www.rayonier.com.
___________________________________________________________________________
Certain statements in this document regarding anticipated financial outcomes including earnings guidance, if any, business and market conditions, outlook and other similar statements relating to Rayonier's future events, developments or financial or operational performance or results, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as "may," "will," "should," "expect," "estimate," "believe," "intend," "project," "anticipate" and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.
Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward- looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-Q, 10-K, 8-K and other reports to the SEC.
The following important factors, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document: the cyclical and competitive nature of the industries in which we operate; fluctuations in demand for, or supply of, our forest products and real estate offerings; entry of new competitors into our markets; risks associated with customer concentration and potential impact of future tobacco-related restrictions in our Performance Fibers business; changes in global economic conditions and world events, including political changes in particular regions or countries; fluctuations in demand for our products in Asia, and especially China; the uncertainties of potential impacts of climate-related initiatives; changes in energy and raw material prices, particularly for our Performance Fibers business; impacts of the rising cost of fuel, including the cost and availability of transportation for our products, both domestically and internationally, and the cost and availability of third party logging and trucking services; unanticipated equipment maintenance and repair requirements at our manufacturing facilities; the geographic concentration of a significant portion of our timberland; our ability to identify, finance and complete timberland acquisitions; changes in environmental laws and regulations, including laws regarding air emissions and water discharges, remediation of contaminated sites, timber harvesting, delineation of wetlands, and endangered species, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so; current litigation with the Altamaha Riverkeeper relating to the Jesup mill's permitted wastewater discharge (which has been disclosed in our public filings); adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires, which can adversely affect our timberlands and the production, distribution and availability of our products and raw materials such as wood, energy and chemicals; interest rate and currency movements; our capacity to incur additional debt, and any decision we may make to do so; changes in tariffs, taxes or treaties relating to the import and export of our products or those of our competitors (such as the recent Chinese anti-dumping investigation of dissolving pulp, which has been disclosed in our public filings); changes in key management and personnel; our ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust (“REIT”) and to fund distributions using cash generated through our taxable REIT subsidiaries, and changes in tax laws that could adversely affect tax treatment of our specific businesses or reduce the benefits associated with REIT status.
In addition, specifically with respect to our Real Estate business, the following important factors, among others, could cause actual results to differ materially from those expressed in forward-looking statements that may have been made in this document: the cyclical nature of the real estate business generally, including fluctuations in demand for both entitled and unentitled property; a delayed or weak recovery in the housing market; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida, which also may be affected by changes in law, policy and political factors beyond our control; the potential for legal challenges to entitlements and permits in connection with our properties; unexpected delays in the entry into or closing of real estate transactions; the existence of competing developers and communities in the markets in which we own property; the pace of development and

1301 Riverplace Boulevard, Jacksonville, FL 32207 904-357-9100

Exhibit 99.1

the rate and timing of absorption of existing entitled property in the markets in which we own property; changes in the demographics affecting projected population growth and migration to the Southeastern U.S.; changes in environmental laws and regulations, including laws regarding water withdrawal and management and delineation of wetlands, that may restrict or adversely impact our ability to sell or develop properties; the cost of the development of property generally, including the cost of property taxes, labor and construction materials; the timing of construction and availability of public infrastructure; and the availability of financing for real estate development and mortgage loans.
 In addition, specifically with respect to the separation of Rayonier Advanced Materials Inc. from Rayonier Inc., the following important factors, among others, could cause actual results to differ materially from those expressed in forward-looking statements that may have been made in this document: uncertainties as to the timing of the separation and whether it will be completed, the possibility that various closing conditions for the separation may not be satisfied or waived, the expected tax treatment of the separation, the impact of the separation on the businesses of Rayonier Inc. and Rayonier Advanced Materials Inc., the ability of both companies to meet debt service requirements, the availability and terms of additional financing required by Rayonier Advanced Materials Inc., and expectations of credit rating.
Additional factors are described in the company's most recent Form 10-K and 10-Q and other reports on file with the Securities and Exchange Commission. Rayonier assumes no obligation to update these statements except as is required by law.

# # #

1301 Riverplace Boulevard, Jacksonville, FL 32207 904-357-9100

RAYONIER INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED INCOME
March 31, 2014 (unaudited)
(millions of dollars, except per share information)

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013
SALES	$386.7	$520.2	$393.7
Costs and Expenses
Cost of sales	302.7	395.4	266.0
Selling and general expenses	15.5	16.5	16.1
Other operating expense (income), net	3.5	(4.9)	(3.8)
OPERATING INCOME	65.0	113.2	115.4
Interest expense	(13.0)	(13.0)	(7.7)
Interest and miscellaneous (expense) income, net	(1.0)	0.5	—
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	51.0	100.7	107.7
Income tax expense	(7.7)	(18.5)	(4.4)
INCOME FROM CONTINUING OPERATIONS	43.3	82.2	103.3
Income (loss) from discontinued operations, net	—	(2.4)	44.4
NET INCOME	43.3	79.8	147.7
Less: Net (loss) income attributable to noncontrolling interest	(0.1)	0.1	—
NET INCOME ATTRIBUTABLE TO RAYONIER INC.	$43.4	$79.7	$147.7
EARNINGS PER COMMON SHARE
BASIC EARNINGS PER SHARE ATTRIBUTABLE TO RAYONIER INC.
Continuing Operations	$0.34	$0.65	$0.83
Discontinued Operations	—	(0.02)	0.36
Net Income	$0.34	$0.63	$1.19
DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO RAYONIER INC.
Continuing Operations	$0.34	$0.64	$0.79
Discontinued Operations	—	(0.02)	0.34
Net Income	$0.34	$0.62	$1.13

Pro forma Net Income (a)	$0.36	$0.65	$0.79

Weighted Average Common
Shares used for determining
Basic EPS	126,344,987	126,216,451	124,479,865
Diluted EPS	128,424,493	128,949,778	130,436,888
(a) Pro forma Net Income per share is a non-GAAP measure. See Schedule E for a reconciliation to the nearest GAAP measure.

A

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
March 31, 2014 (unaudited)
(millions of dollars)

	March 31,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$156.1	$199.6
Other current assets	339.7	319.5
Timber and timberlands, net of depletion and amortization	2,069.5	2,049.4
Property, plant and equipment	1,999.0	1,981.1
Less - accumulated depreciation	(1,137.0)	(1,120.3)
Net property, plant and equipment	862.0	860.8
Other assets	217.5	256.2
	$3,644.8	$3,685.5
Liabilities and Shareholders' Equity
Current maturities of long-term debt	$114.3	$112.5
Other current liabilities	183.2	163.6
Long-term debt	1,393.9	1,461.7
Non-current liabilities for dispositions and discontinued operations	67.5	69.5
Other non-current liabilities	126.3	122.9
Total Rayonier Inc. shareholders’ equity	1,660.8	1,661.2
Noncontrolling interest	98.8	94.1
Total shareholders' equity	1,759.6	1,755.3
	$3,644.8	$3,685.5

B

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
March 31, 2014 (unaudited)
(millions of dollars)

	Three Months Ended March 31,
	2014	2013
Cash provided by operating activities:
Net income	$43.3	$147.7
Depreciation, depletion and amortization	46.8	36.0
Non-cash cost of real estate sold	1.0	0.6
Tax benefit of AFMC for CBPC exchange	—	(18.8)
Gain on sale of discontinued operations, net	—	(42.7)
Other items to reconcile net income to cash provided by operating activities	11.4	4.9
Changes in working capital and other assets and liabilities	(3.2)	32.3
Tax payment to IRS to exchange AFMC for CBPC	—	(70.3)
	99.3	89.7
Cash (used for) provided by investing activities:
Capital expenditures	(36.8)	(32.7)
Purchase of timberlands	(10.6)	(1.6)
Jesup mill cellulose specialties expansion (gross purchases of $0 and $57.7, net of purchases on account of $0 and $21.0)	—	(36.7)
Proceeds from disposition of Wood Products business	—	83.7
Change in restricted cash	45.3	10.0
Other	1.6	1.8
	(0.5)	24.5
Cash used for financing activities:
Decrease in debt, net of issuance costs	(78.2)	(70.0)
Dividends paid	(62.5)	(57.7)
Proceeds from the issuance of common shares	2.0	4.1
Excess tax (deficiencies) benefits on stock-based compensation	(1.2)	6.2
Repurchase of common shares	(1.8)	(11.3)
Other	(0.7)	—
	(142.4)	(128.7)
Effect of exchange rate changes on cash	0.1	(0.1)
Cash and cash equivalents:
Change in cash and cash equivalents	(43.5)	(14.6)
Balance, beginning of year	199.6	280.6
Balance, end of period	$156.1	$266.0

C

RAYONIER INC. AND SUBSIDIARIES
BUSINESS SEGMENT SALES AND OPERATING INCOME
March 31, 2014 (unaudited)
(millions of dollars)

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013
Sales
Forest Resources	$104.7	$104.6	$57.1
Real Estate (a)	5.5	97.2	24.3
Performance Fibers
Cellulose specialties	206.5	249.9	246.9
Viscose/other	25.1	24.2	—
Absorbent materials	10.2	6.5	37.3
Total Performance Fibers	241.8	280.6	284.2
Other Operations	37.4	40.4	28.2
Intersegment Eliminations	(2.7)	(2.6)	(0.1)
Total sales	$386.7	$520.2	$393.7

Pro forma operating income (b)
Forest Resources	$27.5	$23.8	$13.3
Real Estate	0.7	25.4	16.8
Performance Fibers	49.0	77.6	91.7
Other Operations	0.2	0.5	0.2
Corporate and other (b)	(9.1)	(12.5)	(6.6)
Pro forma operating income (b)	$68.3	$114.8	$115.4

(a)	The three months ended December 31, 2013 include $57.3 million from the sale of our New York timberlands.

(b)
The three months ended March 31, 2014 and December 31, 2013 exclude $3.3 million and $1.6 million, respectively, of transaction costs related to the planned separation of the Performance Fibers business from our Forest Resources and Real Estate businesses. Pro forma operating income is a non-GAAP measure. See Schedule E for reconciliation.

D

RAYONIER INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
March 31, 2014 (unaudited)
(millions of dollars except per share information)

CASH AVAILABLE FOR DISTRIBUTION (a):
	Three Months Ended
	March 31,	March 31,
	2014	2013
Cash provided by operating activities	$99.3	$89.7
Capital expenditures (b)	(36.8)	(32.7)
Change in committed cash	4.7	0.5
Excess tax (deficiencies) benefits on stock-based compensation	(1.2)	6.2
Other	5.6	3.0
Cash Available for Distribution	$71.6	$66.7

(a) Cash Available for Distribution (CAD) is defined as cash provided by operating activities adjusted for capital spending, strategic divestitures, the change in committed cash, and other items which include cash provided by discontinued operations, excess tax benefits on stock-based compensation and the change in capital expenditures purchased on account. CAD is a non-GAAP measure of cash generated during a period that is available for dividend distribution, repurchase of the Company's common shares, debt reduction and strategic acquisitions. CAD is not necessarily indicative of the CAD that may be generated in future periods.

(b) Capital expenditures exclude strategic capital. For the three months ended March 31, 2014, strategic capital totaled $10.6 million for timberland acquisitions. For the three months ended March 31, 2013, strategic capital totaled $57.7 million for the Jesup mill cellulose specialties expansion and $1.6 million for timberland acquisitions.

PRO FORMA OPERATING INCOME AND NET INCOME:

	Three Months Ended
	March 31, 2014		December 31, 2013		March 31, 2013
	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share

Operating income	$65.0		$113.2		$115.4
Separation costs	3.3		1.6		—
Pro forma operating income	$68.3		$114.8		$115.4

Net income attributable to Rayonier Inc.	$43.4	$0.34	$79.7	$0.62	$147.7	$1.13
Separation costs, net	2.7	0.02	1.3	0.01	—	—
Discontinued operations, net	—	—	2.4	0.02	(44.4)	(0.34)
Pro forma net income	$46.1	$0.36	$83.4	$0.65	$103.3	$0.79

E